UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

     On June 12, 2012, the shareholders of Krispy Kreme Doughnuts, Inc. (the “Company”) approved the Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan (the “2012 Plan”) at the Company's 2012 Annual Meeting of Shareholders (the “Annual Meeting”). The 2012 Plan, the term of which expires on June 11, 2022, replaces the Company’s 2000 Stock Incentive Plan, as amended, which expires on June 30, 2012. The 2012 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units, stock awards, performance unit awards, performance share awards, stock appreciation rights, and phantom stock awards. These awards may be granted to selected employees, consultants and non-employee directors of the Company, or a parent, subsidiary or other affiliate of the Company, in the discretion of the Compensation Committee (or a subcommittee thereof), or by any other committee or subcommittee appointed by the Board of Directors that is granted authority to administer the plan.

     The 2012 Plan authorizes the issuance of no more than 3,550,000 total shares of Company common stock, less one share for every one share that was subject to an option or stock appreciation right granted after January 29, 2012 under the Company’s 2000 Stock Incentive Plan, as amended, or the Company’s 1998 Stock Option Plan and one and thirty three-hundredths (1.33) shares for every one share that was subject to an award other than an option or stock appreciation right granted after January 29, 2012 under the Company’s 2000 Stock Incentive Plan, as amended, or the Company’s 1998 Stock Option Plan. These share limitations are subject to adjustment for anti-dilution purposes as provided in the 2012 Plan. Any shares that are subject to options or stock appreciation rights awarded under the 2012 Plan will be counted against the 2012 Plan limit as one share for every one share granted, and any shares that are subject to 2012 Plan awards other than options or stock appreciation rights will be counted against this limit as one and thirty three-hundredths (1.33) shares for every one share granted.

     The foregoing summary description of the 2012 Plan is qualified in its entirety by reference to the copy of the 2012 Plan that is attached to this Current Report on Form 8-K as Exhibit 10.1. For additional information regarding the 2012 Plan, please refer to Proposal 3 – “Approval of the Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan” on pages 55-65 of the Company's definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2012, which is incorporated herein by reference as Exhibit 10.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a), (b)

     A total of 61,032,404 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting on June 12, 2012 to consider and vote on the matters listed below. This represented approximately 89.6 % of the Company’s 68,099,848 shares of common stock that were outstanding and entitled to vote at the Annual Meeting. The proposals set forth below, each of which is described in more detail in the Company’s 2012 definitive proxy statement filed with the SEC on May 11, 2012, were submitted to a vote of the shareholders and approved at the Annual Meeting.

Election of Directors

     The shareholders of the Company elected each of the director nominees nominated by the Company’s Board of Directors as Class I directors with terms expiring in 2015. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
James H. Morgan	26,678,945	7,995,880	26,357,579
Andrew J. Schindler	26,668,070	8,006,755	26,357,579
Togo D. West, Jr.	26,618,866	8,055,959	26,357,579

Advisory Vote on Executive Compensation

     The shareholders of the Company approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2012 Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,583,918	867,007	1,223,900	26,357,579

Approval of the 2012 Stock Incentive Plan

     The shareholders of the Company approved the Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,323,796	4,214,754	136,275	26,357,579

Ratification of Appointment of Independent Registered Public Accounting Firm

     The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2012. The voting results were as follows:

Votes For	Votes Against	Abstentions
59,117,588	1,736,160	178,656

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan

10.2	Definitive Proxy Statement, filed on Schedule 14A with the SEC on May 11, 2012 and incorporated herein by reference

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: June 14, 2012

	By:	/s/ Douglas R. Muir

Douglas R. Muir
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan

10.2	Definitive Proxy Statement, filed on Schedule 14A with the SEC on May 11, 2012 and incorporated herein by reference